Exhibit 99(a)(5)

EXCHANGE OFFER

OF

EUROPE ACQUISITION, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

UNITEDGLOBALCOM, INC.

FOR SHARES OF COMMON STOCK

OF

UGC EUROPE, INC.

THE EXPIRATION DATE OF THE EXCHANGE OFFER HAS BEEN CHANGED. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 18, 2003, WHICH DATE MAY BE EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

November 26, 2003

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated November 26, 2003 (as it may be amended, the "Prospectus"), amending and restating in its entirety the original Prospectus, dated October 6, 2003, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer") in connection with the offer by Europe Acquisition, Inc. ("Europe Acquisition"), a Delaware corporation and an indirect wholly owned subsidiary of UnitedGlobalCom, Inc., a Delaware corporation ("United"), to exchange 10.3 shares of the Class A Common Stock of United ("United Shares") for each outstanding share of Common Stock, par value $0.01 per share (the "UGC Europe Shares"), of UGC Europe, Inc., a Delaware corporation ("UGC Europe"), not owned by United or its subsidiaries, upon the terms and subject to the conditions of the Exchange Offer.

        WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE UGC EUROPE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH UGC EUROPE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER UGC EUROPE SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the UGC Europe Shares held by us for your account, upon the terms and subject to the conditions of the Exchange Offer. Your attention is directed to the following:

          1.     The consideration per UGC Europe Share has been increased to 10.3 United Shares, as described in the Prospectus.

          2.     The Exchange Offer is being made for all outstanding UGC Europe Shares not owned by United or its subsidiaries.

          3.     The Exchange Offer has been approved by a special committee of UGC Europe's board of directors.

          4.     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 18, 2003, WHICH DATE MAY BE EXTENDED.

          5.     The "Minimum Tender Condition" to the Exchange Offer has been eliminated. In addition, the "90% Condition" has been made non-waivable. To satisfy the "90% Condition," a sufficient number of UGC Europe Shares must have been validly tendered and not properly withdrawn, such that following the acceptance of such UGC Europe Shares for exchange and exchange therefor pursuant to the Exchange Offer, United and its subsidiaries will collectively own at least 90% of the issued and outstanding UGC Europe Shares, determined on a fully diluted basis. The Exchange Offer is also subject to the other conditions set forth in the Prospectus. See "Chapter II—The Transaction—The Exchange Offer—Conditions of the Exchange Offer" in the Prospectus.

          6.     Tendering stockholders that are the record owners of their UGC Europe Shares and that tender their UGC Europe Shares in the Exchange Offer directly to the Exchange Agent will not incur any brokerage fees or commissions. Tendering stockholders that own their UGC Europe Shares through a broker or other nominee may be charged a commission by their broker or other nominee for tendering UGC Europe Shares on their behalf. Tendering stockholders should consult with their broker or nominee to determine whether any charges will apply. Tendering stockholders will be responsible for any transfer taxes or other similar taxes imposed on them as a result of the Exchange Offer.

          7.     Cash will be paid in lieu of any fraction of a United Share to which a stockholder would be entitled. U.S. Stockholders who fail to complete and sign the Internal Revenue Service Form W-9 attached to the Letter of Transmittal, and foreign stockholders who fail to complete and sign an appropriate Internal Revenue Service Form W-8, may be subject to a required federal backup withholding tax of 28% in connection with the Exchange Offer.

          8.     Notwithstanding any other provision of the Exchange Offer, exchange for UGC Europe Shares accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (a) certificates evidencing such UGC Europe Shares (or a confirmation of a book-entry transfer of such UGC Europe Shares (a "Book-Entry Confirmation") into the Exchange Agent's account at The Depository Trust Company), (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for UGC Europe Shares or Book-Entry Confirmations with respect to UGC Europe Shares and all other required documents are actually received by the Exchange Agent. Stockholders that delivered an original Letter of Transmittal previously distributed with the original Prospectus, dated October 6, 2003, are not required to deliver a revised Letter of Transmittal distributed with the Prospectus, dated November 26, 2003, to validly tender UGC Europe Shares.

        The Exchange Offer is being made only by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the UGC Europe Shares other than United and its subsidiaries. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of UGC Europe Shares in any jurisdiction where the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

        If you wish to have us tender any or all of the UGC Europe Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your UGC Europe Shares, all such UGC Europe Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS WITH RESPECT TO THE
EXCHANGE OFFER

OF

EUROPE ACQUISITION, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

UNITEDGLOBALCOM, INC.

FOR SHARES OF COMMON STOCK

OF

UGC EUROPE, INC.

        The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus, dated November 26, 2003, amending and restating in its entirety the original Prospectus, dated as of October 6, 2003, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer") in connection with the offer by Europe Acquisition, Inc. ("Europe Acquisition"), a Delaware corporation and an indirect wholly-owned subsidiary of UnitedGlobalCom, Inc., a Delaware corporation ("United"), to exchange 10.3 shares of the Class A common stock of United for each outstanding share of common stock, par value $.01 per share (the "UGC Europe Shares"), of UGC Europe, Inc., a Delaware corporation ("UGC Europe"), not owned by United or its subsidiaries, upon the terms and subject to the conditions of the Exchange Offer.

        This will instruct you to tender to Europe Acquisition the number of UGC Europe Shares indicated below (or, if no number is indicated below, all UGC Europe Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

Number of Shares to be Tendered*
Account No.:
Signature(s):
SIGN HERE
Dated:
Print Name(s):
Address(es):
Area Code and Telephone Number:
Tax Identification or Social Security Number:

* Unless otherwise indicated, it will be assumed that all UGC Europe Shares held by us for your account are to be tendered.